Exhibit 99.1

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559	For Further Information Contact: Kaveh Bakhtiari investorrelations@essendant.com (847) 627-2900

ESSENDANT REPORTS SECOND QUARTER 2016 RESULTS

DEERFIELD, Ill., July 20, 2016 – Essendant Inc. (NASDAQ: ESND), a leading supplier of workplace essentials, today announced financial results for the second quarter ended June 30, 2016.  Key results for Q2 2016 were as follows:

•	Continued revenue growth with net sales increase of 0.9% year-over-year, to $1.35 billion
•	GAAP net income of $12.9 million compared to $29.8 million last year
•	GAAP operating income of $26.5 million compared to $53.2 million last year
•	GAAP earnings per share of $0.35 compared to $0.78 per share last year
•	Adjusted EBITDA of $50.9 million(1) compared to $65.8 million last year
•	Adjusted earnings per share of $0.55(1) compared to $0.81 last year
•	Revised full year adjusted EPS guidance to $2.15 to $2.30 per share(2)

“In light of the challenges we faced in the quarter and our reduced outlook for the balance of the year, we are accelerating efforts to advance our strategy, improve margins and reduce costs,” said Robert B. Aiken, Jr., president and chief executive officer of Essendant.  “We plan to execute these actions while reducing our inventory levels over the balance of the year to improve the company’s return on investment. Building on our core capabilities while increasing operating and working capital efficiency is the right path forward.  With the common platform implementation of our office products and janitorial/sanitation businesses now complete, several large accounts wins on boarded and our industrial business making progress in its recovery plan, our company's core capabilities continue to offer a competitive advantage in the marketplace,” Aiken continued.

Second Quarter Sales

•	Net sales increased 0.9%, driven principally by the Automotive acquisition and increased sales of office products
o

Automotive acquisition in 2015 contributed $18.6 million of sales in the second quarter of 2016, offsetting the impact of the loss of $18.7 million from the divestiture of the Mexico business during third quarter of 2015

(1)	This is non-GAAP information. See the Reconciliation of Non-GAAP Financial Measures section of this document for more information.
(2)

The adjusted earnings per share guidance excludes a $0.20 per share charge related to a defined benefit plan settlement and a workforce reduction and facility consolidation, and excludes any acquisitions or unusual charges that may occur in the remainder of fiscal 2016.

Note: All EPS numbers in this document are diluted unless stated otherwise.

Essendant Reports Second Quarter 2016 Results

•	Year-over-year category performance:
o	Office Products: increased $4.3 million, or 0.6% to $725.0 million
o	Janitorial/Sanitation: decreased $3.4 million, or 0.9%, to $366.7 million
o	Industrial: decreased $6.2 million, or 4.1%, to $144.5 million
o	Automotive: increased $16.6 million, or 25.9%, to $80.6 million

Second Quarter Performance

•	Operating income decreased by $26.7 million to $26.5 million and adjusted EBITDA decreased by $14.8 million to $50.9 million(1), driven by a $14.3 million decline in gross profit
o	Year-over-year declines of $13.9 million as we experienced margin pressure resulting from a shift in customer mix to lower margin customers and product category mix to lower margin products
o	Freight cost was $2.2 million higher, due to an increase in e-commerce sales and lower order sizes
•

GAAP net income decreased by $16.9 million to $12.9 million due to lower gross profit and approximately $7.3 million in after-tax settlement charge related to de-risking the pension plan through a lump-sum offering described in more detail below. Adjusted net income fell by $10.5 million to $20.3 million(1) due to lower adjusted EBITDA and additional interest expense.

•	GAAP earnings per share were $0.35 per share compared to $0.78 per share last year and adjusted earnings per share were $0.55(1) compared to $0.81 last year
•	Increased accounts receivable resulting from sales growth and inventory increases led to negative free cash flow of $32.5 million(1) for the year to date 2016

Margin Enhancement, Cost Reduction and Improved Cash Flow

The company continues to reposition the business for continued success despite marketplace headwinds, which includes a plan to accelerate efforts to advance our strategy, improve margins and reduce costs, and increase cash flow in the second half of 2016.  The plan involves a number of actions including pricing that better aligns to our cost to serve, merchandising excellence, continued reduction in discretionary expenses, a plan to reduce distribution center footprint, further simplification of the organization and lower fixed cost structure, as well as significant inventory reduction driven by lower purchasing levels.

The actions are designed to improve the run-rate financial performance of the company and are reflected in the updated guidance.

Essendant Reports Second Quarter 2016 Results

Guidance

The company currently expects the following in 2016 versus the prior year, excluding any acquisitions or unusual charges:

Full-Year 2016	Prior Estimate	Current Estimate
Revenue	up 1% to 5%	up 1% to 2%
	$5.4 billion to $5.6 billion	$5.4 billion to $5.475 billion

Adjusted earnings per share(2)	$3.20 to $3.40 per share	$2.15 to $2.30 per share

Free cash flow(1)	“Equal to or better than net income”	$150 million in 2H 2016

Pension Lump Sum Distribution

The company significantly reduced interest rate, mortality and investment risk by offering a limited-time voluntary lump-sum payment to eligible, terminated, vested plan participants, which was concluded in the second quarter. As of June 30, 2016, shareholders’ equity improved $0.9 million as the unrecognized actuarial loss, included in Accumulated Other Comprehensive Income, was reduced by $12.6 million, partly offset by a non-cash settlement charge of $11.7 million. The pension plan trust paid $37.6 million in lump sum payments during the first five months of 2016.  This offer further reduces future pension expense recognized by the company and volatility related to the future obligation of the plan.

Conference Call

Essendant will hold a conference call followed by a question and answer session on Thursday, July 21, 2016, at 7:30 a.m. CDT, to discuss second quarter 2016 results. To participate, callers within the U.S. and Canada should dial (877) 358-2531 and international callers should dial (412) 902-6623 approximately 10 minutes before the presentation.  The conference ID is “10087894.”  To listen to the webcast, participants should visit the Investors section of the company’s website (investors.essendant.com), and click on the “Q2-16 Earnings Release” button on the right side of the page, several minutes before the event is broadcast.   Interested parties can access an archived version of the call, this news release, a financial slide presentation and other information related to the call, also located on the quarterly results section of Essendant’s investor website, about two hours after the call ends.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to the following: Essendant's reliance on key customers, and the risks inherent in continuing or increased customer concentration and consolidations; end-user demand for products in the office, technology, and furniture product categories may continue to decline; the impact of Essendant's repositioning activities on Essendant's customers, suppliers, and operations; Essendant's reliance on independent resellers for a significant

Essendant Reports Second Quarter 2016 Results

percentage of its net sales and, therefore, the importance of the continued independence, viability and success of these resellers; prevailing economic conditions and changes affecting the business products industry and the general economy; Essendant's ability to maintain its existing information technology systems and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the impact of price transparency, customer consolidation, and changes in product sales mix on Essendant's margins; the impact on the company’s reputation and relationships of a breach of the company’s information technology systems; the risks and expense associated with Essendant's obligations to maintain the security of private information provided by Essendant's customers; Essendant's reliance on supplier allowances and promotional incentives; the creditworthiness of Essendant's customers; continuing or increasing competitive activity and pricing pressures within existing or expanded product manufacturers who sell directly to Essendant's customers; the impact of supply chain disruptions or changes in key suppliers’ distribution strategies; Essendant's ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; Essendant's success in effectively identifying, consummating and integrating acquisitions; the costs and risks related to compliance with laws, regulations and industry standards affecting Essendant's business; the availability of financing sources to meet Essendant's business needs; Essendant's reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect Essendant's results, please see the company’s Securities and Exchange Commission filings.  The forward-looking information in this news release is made as of this date only, and the company does not undertake to update any forward-looking statement.  Investors are advised to consult any further disclosure by Essendant regarding the matters discussed in this news release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time.  It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

Essendant Inc. is a leading supplier of workplace essentials, with 2015 net sales of $5.4 billion. The company stocks a broad assortment of over 180,000 items, including technology products, traditional office products, janitorial and breakroom supplies, office furniture, industrial supplies, and automotive aftermarket tools. The Company’s network of 71 distribution centers enables the Company to ship most products overnight to more than ninety percent of the U.S. For more information, visit www.essendant.com.

Essendant common stock trades on the NASDAQ Global Select Market under the symbol ESND.

Essendant Reports Second Quarter 2016 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015 (Revised)*	2016	2015 (Revised)*
Net sales	$1,354,523	$1,341,799	$2,706,819	$2,674,174
Cost of goods sold	1,158,700	1,131,680	2,310,914	2,263,660
Gross profit	195,823	210,119	395,905	410,514
Operating expenses:
Warehousing, marketing and administrative expenses	157,625	156,912	325,303	354,493
Defined benefit plan settlement loss (Note 9)	11,744	-	11,744	-
Operating income	26,454	53,207	58,858	56,021
Interest expense, net	5,677	4,778	11,574	9,617
Income before income taxes	20,777	48,429	47,284	46,404
Income tax expense	7,844	18,595	17,821	22,577
Net income	$12,933	$29,834	$29,463	$23,827
Net income per share - basic:	$0.35	$0.79	$0.81	$0.63
Average number of common shares outstanding - basic	36,512	37,765	36,552	37,939
Net income per share - diluted:	$0.35	$0.78	$0.80	$0.62
Average number of common shares outstanding - diluted	36,910	38,106	36,897	38,317
Dividends declared per share	$0.14	$0.14	$0.28	$0.28

* During the third quarter of 2015, the Company elected a change in accounting principle for the valuation method of certain inventories to the last-in, first-out (“LIFO”) method from the first-in, first out method (“FIFO”). This change required retrospective application. As such, the financial statements presented for prior periods are titled “Revised”.

Essendant Reports Second Quarter 2016 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	(Unaudited)	(Audited)
	As of June 30,	As of December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$25,700	$29,983
Accounts receivable, less allowance for doubtful accounts of $16,671 in 2016 and $17,810 in 2015	745,285	716,537
Inventories	968,263	922,162
Other current assets	48,535	27,310
Total current assets	1,787,783	1,695,992
Property, plant and equipment, net	133,437	133,751
Goodwill	298,474	299,355
Intangible assets, net	90,027	96,413
Other long-term assets	52,429	37,348
Total assets	$2,362,150	$2,262,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$575,225	$531,949
Accrued liabilities	167,219	177,472
Current maturities of long-term debt	43	51
Total current liabilities	742,487	709,472
Deferred income taxes	10,783	11,901
Long-term debt	760,546	716,264
Other long-term liabilities	94,381	101,488
Total liabilities	1,608,197	1,539,125
Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued - 74,435,628 shares in 2016 and 2015	7,444	7,444
Additional paid-in capital	414,865	410,927
Treasury stock, at cost – 37,298,175 shares in 2016 and 37,178,394 shares in 2015	(1,104,806)	(1,100,867)
Retained earnings	1,483,002	1,463,821
Accumulated other comprehensive loss	(46,552)	(57,591)
Total stockholders’ equity	753,953	723,734
Total liabilities and stockholders’ equity	$2,362,150	$2,262,859

Essendant Reports Second Quarter 2016 Results

Essendant Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Six Months Ended
	June 30,
	2016	2015 (Revised)*
Cash Flows From Operating Activities:
Net income	$29,463	$23,827
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	22,936	24,198
Share-based compensation	5,689	3,268
(Gain) loss on the disposition of property, plant and equipment	(739)	57
Amortization of capitalized financing costs	332	451
Excess tax cost (benefit) related to share-based compensation	193	(433)
Asset impairment charges	-	24,034
Deferred income taxes	(2,765)	(8,294)
Pension settlement charge	11,744	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable, net	(28,439)	28,330
(Increase) decrease in inventory	(44,017)	48,944
Increase in other assets	(36,529)	(10,250)
Increase in accounts payable	62,162	3,152
Decrease in checks in-transit	(18,733)	(19,240)
(Decrease) increase in accrued liabilities	(12,219)	3,282
Decrease in other liabilities	(5,062)	(478)
Net cash (used in) provided by operating activities	(15,984)	120,848
Cash Flows From Investing Activities:
Capital expenditures	(19,327)	(11,931)
Proceeds from the disposition of property, plant and equipment	2,770	18
Acquisition, net of cash acquired	-	(532)
Net cash used in investing activities	(16,557)	(12,445)
Cash Flows From Financing Activities:
Net borrowings (repayments) under revolving credit facility	43,876	(52,738)
Net proceeds (disbursements) from share-based compensation arrangements	1,285	(759)
Acquisition of treasury stock, at cost	(6,839)	(31,227)
Payment of cash dividends	(10,237)	(10,699)
Excess tax (cost) benefit related to share-based compensation	(193)	433
Payment of debt issuance costs	-	(36)
Net cash provided by (used in) financing activities	27,892	(95,026)
Effect of exchange rate changes on cash and cash equivalents	366	(135)
Transfer of cash to held for sale	-	(4,119)
Net change in cash and cash equivalents	(4,283)	9,123
Cash and cash equivalents, beginning of period	29,983	20,812
Cash and cash equivalents, end of period	$25,700	$29,935
Other Cash Flow Information:
Income tax payments, net	$27,358	$31,618
Interest paid	11,750	9,451

Essendant Reports Second Quarter 2016 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Expenses, Adjusted Operating Income, Adjusted EBITDA,

Adjusted Net Income, and Adjusted Diluted Net Income Per Share

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended June 30,
	2016	2015 (Revised)*

Operating expenses	$169,369	$156,912
Defined benefit plan settlement charge	(11,744)	-
Workforce reduction and facility consolidations	-	138
Intangible asset impairment charge and accelerated amortization related to rebranding	-	(512)
Asset held for sale impairment	-	(1,361)
Adjusted operating expenses	$157,625	$155,177

Operating income	$26,454	$53,207
Operating expense items noted above	11,744	1,735
Adjusted operating income	$38,198	$54,942
Depreciation and amortization	$9,966	$10,221
Equity compensation	2,778	628
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$50,942	$65,791

Net income	$12,933	$29,834
Operating expense items noted above, net of tax	7,328	942
Adjusted net income	$20,261	$30,776

Diluted net income per share	$0.35	$0.78
Per share operating expense items noted above	0.20	0.03
Adjusted diluted net income per share	$0.55	$0.81

Note: Adjusted Operating Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share in the second quarter of 2016 exclude the effects of a defined benefit plan settlement charge. The 2015 quarter excludes the effects of a workforce reduction and facility consolidation charge, intangible asset impairment charge and accelerated amortization related to rebranding, and an impairment charge related to listing a non-strategic business for sale. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  Management believes that excluding these items is an appropriate comparison of its ongoing operating results and to the results of the prior year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

Essendant Reports Second Quarter 2016 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Expenses, Adjusted Operating Income, Adjusted EBITDA,

Adjusted Net Income, and Adjusted Diluted Net Income Per Share

(unaudited)

(in thousands, except per share data)

	For the Six Months Ended June 30,
	2016	2015 (Revised)*

Operating expenses	$337,047	$354,493
Defined benefit plan settlement charge	(11,744)	-
Workforce reduction and facility consolidations	(254)	(6,295)
Intangible asset impairment charge and accelerated amortization related to rebranding	-	(10,975)
Asset held for sale impairment	-	(14,927)
Adjusted operating expenses	$325,049	$322,296

Operating income	$58,858	$56,021
Operating expense items noted above	11,998	32,197
Adjusted operating income	$70,856	$88,218
Depreciation and amortization	$20,454	$20,932
Equity compensation	5,689	3,268
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$96,999	$112,418

Net income	$29,463	$23,827
Operating expense items noted above, net of tax	7,480	24,837
Adjusted net income	$36,943	$48,664

Diluted net income per share	$0.80	$0.62
Per share operating expense items noted above	0.20	0.65
Adjusted diluted net income per share	$1.00	$1.27

Net cash (used in) provided by operating activities	$(15,984)	$120,848
Net cash used in investing activities	(16,557)	(12,445)
Less: Acquisition, net of cash acquired	-	532
Free cash flow	$(32,541)	$108,935

Note: Adjusted Operating Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share in the first six months of 2016 exclude the effects of a defined benefit plan settlement charge and a workforce reduction and facility consolidation charge. The 2015 quarter excludes the effects of a workforce reduction and facility consolidation charge, intangible asset impairment charge and accelerated amortization related to rebranding, and an impairment charge related to listing a non-strategic business for sale. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income.  Management believes that excluding these items is an appropriate comparison of its ongoing operating results and to the results of the prior year. It is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.